UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 31, 2015

PROTEA BIOSCIENCES GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51474	20-2903252
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

955 Hartman Run Road Morgantown, WV 26505
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:	(304) 292-2226

(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

In closings held on February 11, 2015, March 4, 2015, March 13, 2015, and March 31, 2015 (the “Closings”), Protea Biosciences Group, Inc. (the “Company”) received an aggregate of $740,100 in gross cash proceeds from 24 accredited investors (the “Purchasers”) in connection with the sale of approximately 7.401 units (each a “Unit” and collectively, the “Units”) pursuant to the terms and conditions of a Subscription Agreement (the “Subscription Agreement”) and Unit Purchase Agreement (the “Purchase Agreement”) by and among the Company and each of the Purchasers. Each Unit consisted of (i) 50,000 shares of Series A convertible preferred stock, par value $0.0001 per share (the “Preferred Stock”), (ii) and a three-year warrant to purchase 200,000 shares of common stock, par value $0.0001 per share (the “Common Stock”) at an exercise price of $0.375 per share (the “Investor Warrants”), for an aggregate of 370,050 shares of the Company’s Preferred Stock and Investor Warrants to purchase an aggregate of 1,480,200 shares of the Company’s Common Stock issued at the Closings.

In connection with the Closings, the Company paid to a FINRA-registered broker-dealer that acted as the placement agent (the “Placement Agent”) an aggregate of $86,812 in cash compensation, representing fees and an expense allowance. In addition, the Company agreed to issue a warrant (the “Placement Agent Warrant”) to the Placement Agent (or its designees) to purchase an aggregate of 296,040 shares of Common Stock, with an exercise price of $0.25 per share and term of five years.

As previously reported, the Company had issued an aggregate of 66.75 Units in closings between October 31, 2014, and December 31, 2014.

Each share of Preferred Stock had a stated value equal to $2.00 (the “Stated Value”) and accrued dividends at a rate of 6% of the Stated Value per annum.

On March 31, 2015, all of the 3,707,775 issued and outstanding shares of Preferred Stock of the Company, plus the $156,056 of accrued dividends thereon, automatically converted into a total of 30,286,520 shares of Common Stock, determined by dividing the Stated Value or dividend amount by $0.25.

The offering of the Units by the Company has terminated as of March 31, 2015.

In connection with the Closings, the Company also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with each of the Purchasers, which require the Company to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) registering for resale (i) all Common Stock underlying the Preferred Stock issued to the Purchasers as part of the Units, and (ii) all shares of Common Stock issuable upon exercise of the Investor Warrants and the Placement Agent Warrants.

If the Registration Statement is not declared effective by the Commission within the specified deadlines set forth in the Registration Rights Agreement, the Company will be required to pay to each Purchaser an amount in cash, as partial liquidated damages, equal to 1.0% of the aggregate purchase price paid by such Purchaser per 30 day period that such failure continues, up to the maximum of 6% of the aggregate Purchase Price. If the Company fails to pay any partial liquidated damages in full within seven days after the date payable, the Company will pay interest thereon at a rate of 18% per annum.

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The Certificate of Designations, Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Certificate of Designation”), the Certificate of Amendment to the Certificate of Designations, the Subscription Agreement, the Purchase Agreement and the Registration Rights Agreement are filed or incorporated by reference as Exhibits to this Current Report on Form 8-K.   The foregoing summary of the terms of those documents is subject to, and qualified in its entirety by, the full text of such documents, which is incorporated herein by reference.

Item 3.02	Recent Sales of Unregistered Securities

The information described in Item 1.01 above is incorporated herein by reference.

The Units, including the shares of Preferred Stock, Common Stock underlying the Preferred Stock, the Investor Warrants and the Placement Agent Warrants were issued in connection with the exemption from registration provided by Rule 506(b) of Regulation D as promulgated under the Securities Act of 1933, as amended (the “Securities Act”), in that all Purchasers and the Placement Agent were accredited investors, and the Company did not engage in any general advertisement or general solicitation in connection with the purchase and sale of the Units.

This Current Report on Form 8-K is issued in accordance with Rule 135c under the Securities Act, and is neither an offer to sell any securities, nor a solicitation of an offer to buy, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

On April 6, 2015, the Company issued a warrant to purchase 100,000 shares of Common Stock of the Company to West Virginia High Technology Consortium Foundation, pursuant to the terms of a First Amendment to Promissory Note entered into by the parties on March 16, 2015. Such warrant has a term of five years and an exercise price of $0.45 per share. The issuance of this warrant was exempt from registrations pursuant to Section 4(a)(2) of the Securities Act as not involving any public offering.

On April 6, 2015, the Company issued a warrant to purchase 1,630,000 shares of Common Stock of the Company to Summit Resources, Inc. (“Summit”). The president of Summit is Steven Antoline, who is a director of the Company and an affiliate of Summit. Such warrant has a term of five years and an exercise price of $0.45 per share. The issuance of this warrant was exempt from registrations pursuant to Section 4(a)(2) of the Securities Act as not involving any public offering.

As of the date of this filing, there are 99,076,166 shares of Common Stock of the Company issued and outstanding and no shares of Preferred Stock issued and outstanding.

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Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2015, the Company entered into an employment agreement (the “Employment Agreement”) with Stephen Turner as Chief Executive Officer and Chairman of the Board of Directors (the “Board”).  The Employment Agreement provides for (i) a term of employment of three years from April 1, 2015, unless terminated by the Company or Mr. Turner, (ii) a base salary of $240,000, (iii) the eligibility of Mr. Turner to receive an annual bonus of at least 20% of his annual base salary (the “Performance Bonus”) provided that he has achieved the metrics established for such calendar year by the Compensation Committee of the Board, (iv) the eligibility of Mr. Turner to receive an additional discretionary bonus as determined by the Board, (v) the eligibility of Mr. Turner to receive a financing bonus in the amount of one $100,000 (the “Financing Bonus”) within thirty (30) days of the completion of the Company’s next round of financing, (vi) the eligibility of Mr. Turner to participate in the Company’s family health insurance benefits and to be covered under the Company’s key man and other life insurance policies and (vii) Mr. Turner’s entitlement to reimbursement for all reasonable out-of-pocket business, entertainment and travel expenses incurred in connection with the performance of his duties under the Employment Agreement. In the discretion of the Board, Mr. Turner may also be eligible for additional Financing Bonuses to the extent the Company raises additional funds. The Company will continue to provide Mr. Turner with coverage under, or equivalent to, its professional liability, directors and officers, and other similar policies for a period of three years following termination of his employment for any reason.

The Employment Agreement may be terminated by either the Company or Mr. Turner at any time and for any reason upon a minimum of 30 days’ advice written notice. In the event that Mr. Turner is terminated by the Company for Cause (as defined in the Employment Agreement), Mr. Turner would be entitled to (x) any accrued but unpaid Base Salary through the date of termination, (y) any unused vacation time, and (z) reimbursement for any unreimbursed business expenses properly incurred by Mr. Turner. In the event that Mr. Turner is terminated by the Company without Cause, Mr. Turner would be entitled to the amounts specified in (x), (y) and (z) above as well as any unpaid Performance Bonus and unpaid Financing Bonus (all such amounts, the “Accrued Amounts”), and a lump sum payment of 18 months’ of his base salary; the Company will pay the premiums for his family health insurance coverage for a period of 18 months; and all stock, restricted stock, options, stock appreciation rights, performance compensation, and any other equity or phantom equity awarded to him that is unvested will vest as of the termination date. In the event the employment term is terminated due to the acquisition of the Company by another company, Mr. Turner will be entitled to receive the Accrued Amounts, and he will be entitled to receive continued base salary for the remainder of the original employment term. In the event of Mr. Turner’s death or disability, the Company will pay him (or his estate and/or beneficiaries, as the case may be) the Accrued Amounts and a lump sum payment of 18 months’ of his base salary. In the event Mr. Turner’s employment terminates due to disability, the Company will also pay the premiums for his family health insurance coverage for a period of 18 months.

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The Company agrees to indemnify Mr. Turner for any liabilities, damages, costs, and expenses (including attorneys’ fees) relating, directly or indirectly, to any claims, charges or proceedings of any nature that arise out of or concern his employment with or service to the Company and any of its affiliates, subsidiaries, or related entities, including his employment with or services to the Company that preceded the execution of the Employment Agreement.

The Employment Agreement is filed as an Exhibit to this Current Report on Form 8-K. The foregoing summary of the terms of the Employment Agreement is subject to, and qualified in its entirety by, the full text of such document, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibit is filed with this Report:

Exhibit No.	Description
3.1	Certificate of Designations of Series A Convertible Preferred Stock (incorporated by reference from Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 5, 2014).

3.2	Certificate of Amendment to the Certificate of Designations of the Company’s Series A Convertible Preferred Stock (incorporated by reference from Exhibit 3.01 to the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 18, 2015).

10.1	Form of Subscription Agreement among the Company and investors in the Company’s winter 2014-2015 private placement offering.

10.2	Form of Unit Purchase Agreement among the Company and investors in the Company’s winter 2014-2015 private placement offering.

10.3	Form of Registration Rights Agreement among the Company and investors in the Company’s winter 2014-2015 private placement offering.

10.4	Form of Employment Agreement between the Company and Stephen Turner.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2015	PROTEA BIOSCIENCES GROUP, INC.

	By:	/s/ Stephen Turner
Stephen Turner
Chief Executive Officer

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